                                  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                             SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              4FRONT TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                   (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1) Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

       2) Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

       4) Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

       5) Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     ---------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:


     ---------------------------------------------------------------------------

     3) Filing Party:

     ---------------------------------------------------------------------------

     4) Date Filed:

     ---------------------------------------------------------------------------

                          4FRONT TECHNOLOGIES, INC.
                        5650 GREENWOOD PLAZA BOULEVARD
                           ENGLEWOOD, COLORADO 80111
                                 303-721-7341


                                             September 4, 1998


Dear Stockholder:

     You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held at 11:00 A.M. on Wednesday, October 7, 1998, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103.

     At the meeting you will be asked to elect seven directors of the Company and to approve amendments to the 4Front Technologies, Inc. 1996 Equity Incentive Plan which would increase the number of options available for grant thereunder to 1,100,000, permit the granting of additional options to directors and effect certain conforming changes. In addition, we will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

     We look forward to greeting personally those stockholders who are able to be present at the meeting; however, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

          Thank you for your cooperation.

                                   Very truly yours,




                                   Anil Doshi
                                   Chairman of the Board
                                     of Directors



                                   Mark Ellis
                                   President

                             4FRONT TECHNOLOGIES, INC.

                               ----------------------

                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------------

                                             Englewood, Colorado
                                             September 4, 1998


          Notice is hereby given that the Annual Meeting of Stockholders of 4Front Technologies, Inc. will be held on Wednesday, October 7, 1998 at 11:00 A.M. at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103 for the following purposes:

          (1)  To elect seven directors to serve for the ensuing year;

          (2) To approve amendments to the 4Front Technologies, Inc. 1996 Equity Incentive Plan which would increase the number of options available for grant thereunder to 1,100,000, permit the grant of additional options to directors and effect certain conforming changes; and

          (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

          Stockholders of record at the close of business on August 28, 1998 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

          All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders who are unable to attend the Annual Meeting in person are requested to complete and date the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.


                                        CRAIG KLEINMAN
                                        SECRETARY

                              4FRONT TECHNOLOGIES, INC.
                            5650 Greenwood Plaza Boulevard
                              Englewood, Colorado 80111

                                ----------------------

                                   PROXY STATEMENT

                                ----------------------


                                 GENERAL INFORMATION


PROXY SOLICITATION

          This Proxy Statement is furnished to the holders of Common Stock, par value $.001 per share (the "Common Stock"), of 4Front Technologies, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders to be held on Wednesday, October 7, 1998, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors is not currently aware of any other matters which will come before the meeting.

          Proxies for use at the meeting are being solicited by the Board of Directors of the Company. Proxies will be mailed to stockholders on or about September 4, 1998 and will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained.

REVOCABILITY AND VOTING OF PROXY

          A form of proxy for use at the Annual Meeting of Stockholders and a
return envelope for the proxy are enclosed.   Stockholders may revoke the
authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Shares of the Company's Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby to approve Proposal Nos. 1 and 2 as set forth in the accompanying Notice of Annual Meeting of Stockholders and in accordance with their best judgment on any other matters which may properly come before the meeting.

RECORD DATE AND VOTING RIGHTS

          Only stockholders of record at the close of business on August 28, 1998 are entitled to notice of and to vote at the Annual Meeting or any and all adjournments thereof. On August 28, 1998 there were10,595,833 shares of Common Stock outstanding; each such share is entitled to one vote on each of the matters to be presented at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. The effect of broker non-votes on the specific items to be brought before the Annual Meeting of Stockholders is discussed under each item.

                         BENEFICIAL OWNERSHIP OF COMMON STOCK

          The following table sets forth information as of August 15, 1998 (except as otherwise noted in the footnotes) regarding the beneficial ownership (determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"), which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities) of the Company's Common Stock of: (i) each person known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock; (ii) each director and nominee for director of the Company; (iii) each executive officer named in the Summary Compensation Table (see "Executive Compensation"); and (iv) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed.


                                Amount and Nature of
                              Beneficial Ownership of       Percentage of
Name of Beneficial Owner            Common Stock            Common Stock
------------------------      -----------------------       -------------

Anil Doshi (1)                        960,212                  8.90%
Mark Ellis (2)                        525,312                  4.87%
Kenneth Newell (3)                    242,578                  2.26%
Terence Burt (4)                      210,915                  1.97%
Craig Kleinman                         49,750                  *
Stephen McDonnell (5)                  19,000                  *
Brian Murray (6)                        9,167                  *
Arthur Keith Ross (7)                 177,350                  1.67%
FMR Corporation (8)                   615,900                  5.85%
All Directors and
  Executive Officers as
  a Group (8 persons) (9)           2,148,772                 18.09%

---------------------
* Less than 1%

(1) Includes 45,512 shares of Common Stock which are owned by Aliki Financial Corp., a corporation in which Mr. Doshi has a 65% interest. Also includes 270,000 shares of Common Stock purchasable pursuant to immediately exercisable options. Mr. Doshi disclaims beneficial ownership of the shares owned by Aliki Financial Corp. other than the shares in which he has a pecuniary interest.

(2) Includes 45,512 shares of Common Stock which are owned by Aliki Financial Corp., a corporation in which Mr. Ellis has a 35% interest. Also includes 270,000 shares of Common Stock purchasable pursuant to immediately exercisable options. Mr. Ellis disclaims beneficial ownership of the shares owned by Aliki Financial Corp. other than the shares in which he has a pecuniary interest.

(3)  Includes (i) 4,551 shares of Common Stock owned by Mr. Newell's wife, and
     (ii) 14,397 shares held by Lex Nominees International as nominee for a Jersey resident settlement established for the benefit of Mr. Newell and his wife and children. Also includes 200,000 shares of Common Stock purchasable pursuant to immediately exercisable options. Mr. Newell disclaims beneficial ownership of the shares held by his wife.

(4)  Includes (i) 27,744 shares of Common Stock owned by Mr. Burt's wife and
     (ii) 14,395 shares held by Lex Nominees International as nominee for a Jersey resident settlement established for the benefit of Mr. Burt and his wife and children. Also includes 168,333 shares of Common Stock purchasable pursuant to immediately exercisable options. Mr. Burt disclaims beneficial ownership of the shares held by his wife.

(5) Includes 19,000 shares purchasable pursuant to immediately exercisable options.

(6) Includes 6,667 shares purchasable pursuant to immediately exercisable options.

(7) Includes 72,500 shares of Common Stock purchasable pursuant to immediately exercisable options and warrants.

(8) The information contained herein is set forth in an amended Schedule 13G, dated February 14, 1998, filed by the beneficial owner. The amended
     Schedule 13G states that the beneficial owner has sole voting and dispositive power with respect to such shares.

(9) Includes 1,096,500 shares of Common Stock issuable pursuant to options which are immediately exercisable. Does not include 201,000 shares subject to options which are not exercisable within 60 days of August 15, 1998.

                        PROPOSAL NO. 1--ELECTION OF DIRECTORS

          Seven directors (constituting the entire Board) are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and shall qualify. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

          The nominees, their ages, the year in which each first became a director and their principal occupations or employment during the past five years are:


                                   Year First                      Principal Occupation
Nominee             Age          Became Director                 During the Past Five Years
-------             ---          ---------------                 --------------------------
Anil Doshi          54                1993                       Chairman of the Board of Directors, Chief Executive Officer and a
                                                                 Director of the Company since April 1993.  Mr. Doshi co-founded
                                                                 Communic8 Software (the Company's predecessor-in-interest) in
                                                                 January 1990 and served as its Chairman from April 1992 to March
                                                                 1993.  Mr. Doshi is a Fellow of the Institute of Chartered
                                                                 Accountants in England and Wales, and he is also an Associate of the Institute of Taxation.  From 1988 until 1990, Mr. Doshi was a consultant to and then Deputy Chairman of PPI Enterprises, Inc., a
                                                                 New York based holding company ("PPI").

Mark Ellis          44                1993                       Vice Chairman of the Board of Directors since April 1998 and
                                                                 President and a Director of the Company since April 1993.  Mr.
                                                                 Ellis co-founded Communic8 Software and served as a director from
                                                                 January 1992 until March 1993.  From 1988 to January 1991, Mr.
                                                                 Ellis served as the President of PPI.  As President of PPI, he managed that company's American expansion program and negotiated a number of acquisitions in the U.S., including the $875 million acquisition of Del Monte Tropical Fruit from RJR Nabisco.  Mr.
                                                                 Ellis attended St. John's College at Cambridge University in
                                                                 England and received a B.A. in Law in 1975, an L.L.B. in 1976 and an M.A. in Law in 1978.

Kenneth Newell      54                1996                       Vice President of Corporate Affairs of the Company since April 1998 and a Director of the Company since April 1996.  Co-founder of K2
                                                                 Group Plc (now 4Front Group plc), the Company's wholly-owned U.K.
                                                                 operating subsidiary, in 1988 and 4Front Group plc's Chief
                                                                 Executive until 1997.  Prior to establishing K2 he worked for four years at Star Computer Group, a publicly listed U.K. company, and one of the early implementers of the open systems computing concept in the U.K., where he held a number of positions, including Sales
                                                                 Director from 1985 through 1988.  Mr. Newell is a Fellow of the
                                                                 Institute of Chartered Secretaries and Administrators following study at the City of London College.


                                          5

Terence Burt        41                1997                       Vice President and Chief Operating Officer since April 1998 and a
                                                                 Director of the Company since April 1997.  He co-founded K2 Group
                                                                 Plc (now 4Front Group Plc) in 1988, and was Managing Director of
                                                                 the Company's systems integration division between 1990 and 1996.
                                                                 He became Managing Director of the Company's services division in
                                                                 1996 and Managing Director of 4Front Group in 1997.  Mr. Burt
                                                                 graduated from the University of Herfordshire where he qualified as an Associate of the Association of Cost and Management Accountants.

Craig Kleinman      41                1993                       Secretary and a Director of the Company since April 1993.  Mr.
                                                                 Kleinman had served as Chief Financial Officer of the Company from
                                                                 April 1993 until April 1996.  For more than five years, Mr.
                                                                 Kleinman has been a stockholder in the certified public accounting firm Kleinman, Guerra & Company, P.C.  Mr. Kleinman received a B.S.
                                                                 degree in accounting from the University of Colorado in 1978 and is a member of the American Institute of Certified Public Accountants.

Brian V. Murray     50                1996                       Director of the Company since April 1996.  Mr. Murray is President and Chief Executive Officer of B.V. Murray & Co., an investment banking firm, which he founded in July 1996.  Prior thereto, Mr.
                                                                 Murray held various positions at Bear, Stearns & Co., Inc. from
                                                                 1978 until July 1996, most recently as a Senior Managing Director in the Emerging Markets Group.  Mr. Murray received a BS in
                                                                 Economics from Villanova University in 1970 and an MBA with Honors from the University of Chicago in 1975.  Mr. Murray is a Chartered
                                                                 Financial Analyst.

Arthur Keith Ross   46                1996                       Director of the Company since February 1996.  Mr. Ross is currently a private investor and a consultant to the London law firm, Denton,
                                                                 Hall and Burgin.  From 1986 to 1994, Mr. Ross was a partner in the
                                                                 London law firm Clifford Chance, which he joined in 1984.  Mr. Ross headed the Clifford Chance Southeast Asian office in Singapore from
                                                                 1988 to 1991.  Mr. Ross attended Christ's College at Cambridge
                                                                 University in England and received a BA in Law in 1973 and an MA in
                                                                 Law in 1976.

          All directors hold office until the next meeting of the stockholders of the Company and until their successors are elected and qualified.

          The Board of Directors has an Audit Committee which is charged with reviewing the Company's internal accounting procedures and consulting with and reviewing the selection of the Company's independent auditors. The Audit Committee currently consists of Messrs. Doshi, Ross and Murray. The Audit Committee was formed in fiscal 1997. During fiscal 1998, the Audit Committee met once. The Board of Directors also has a Compensation Committee charged with recommending to the Board the compensation for the Company's executives and administering the Company's stock option plans. The Compensation Committee is currently composed of Messrs. Doshi, Ellis, Murray and Ross. The Compensation Committee was formed in fiscal 1997. During fiscal 1998, the Compensation Committee met twice. The Board of Directors has also established an Executive Committee charged with exercising powers of the Board of Directors expressly delegated to it. The Executive Committee is currently composed of Messrs. Doshi and Ellis. During fiscal 1998, the Executive Committee met once. Each director attended all of the meetings of all committees of the Board of Directors on which he served.

          During the fiscal year ended January 31, 1998, the Board of Directors acted four times by unanimous written consent in lieu of a meeting and met four times.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act, as amended (the "Exchange Act") requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

          Based upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 1998 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with, except for one late filing made by Mr. Kleinman and one late filing made by Mr. Ross.

VOTE REQUIRED

          The seven nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.


          THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 1 - ELECTION OF DIRECTORS" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                                EXECUTIVE COMPENSATION

          The following table sets forth information concerning all cash and non-cash compensation paid or to be paid by the Company as well as certain other compensation awarded, earned by and paid, during the fiscal years indicated, to the Chairman of the Board and Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for such period in all capacities in which they served.


                                            SUMMARY COMPENSATION TABLE

                                  Annual Compensation                          Long-Term Compensation
                             --------------------------------            ---------------------------------
                                                                          Securities
Name and Principal           Fiscal                                       Underlying          All Other
     Position                Year(1)     Salary         Bonus            Stock Options     Compensation(2)
------------------           -------     ------         -----            -------------     ---------------
Anil Doshi
Chairman of the Board
and Chief Executive
Officer(3)                    1998      $205,375       $90,365                  --             $65,857
                              1997       169,821        24,105                  --              19,631
                              1996        38,196            --             120,000                  --

Mark Ellis
Vice Chairman of
the Board and President(3)    1998      $180,730       $65,720                  --             $43,918
                              1997       158,336        24,105                  --              15,260
                              1996        36,158            --             120,000              10,266

Kenneth Newell
Vice President
for Corporate Affairs         1998      $152,663       $32,860                  --             $37,934
                              1997       129,902        24,105                  --              25,604
                              1996       107,107        23,626             109,300              29,580

Terence Burt
Vice President and
Chief Operating Officer       1998      $149,239       $36,968              10,000             $25,242
                              1997       110,080        44,996                  --              21,526
                              1996        94,506        39,378              98,050              13,368

Stephen McDonnell
Chief Financial
Officer                       1998       $71,950       $24,645              10,000             $10,246
                              1997        56,212        16,070               4,000               9,481
                              1996        51,975            --               8,000               8,505


---------------------------

(1) Represents the period beginning February 1 of the prior year and ending January 31 of the year indicated.

(2) Represents contributions made by the Company to Executive Pension Plans ($27,000 each in the case of Messrs. Doshi and Ellis and $7,500 each in the case of Messrs. Newell and Burt), car allowances and insurance benefits.

(3) Messrs. Doshi and Ellis entered into employment agreements with the Company in November 1995, which provide for annual base salaries of $256,000 and $225,000 as of February 1, 1998, respectively. See "- Employment Arrangements." Prior to November 1995, Messrs. Doshi and Ellis did not receive any salary compensation for services to the Company.

STOCK OPTIONS

          The following table sets forth certain summary information concerning individual grants of stock options made during the year ended January 31, 1998 to each of the Company's executive officers named in the Summary Compensation Table.

                                   Individual Grants
                    ------------------------------------------------
                    Number of        % of Total
                    Securities     Options Granted
                    Underlying      to Employees       Exercise or
                     Options          in Fiscal         Base Price         Expiration
Name                 Granted           1998 (1)        Per Share (2)         Date (3)      5% (4)        10% (4)
----                ----------     ---------------     -------------       ----------     --------      ---------
Anil Doshi                 0                _                   _                 _            _               _
Mark Ellis                 0                _                   _                 _            _               _
Kenneth Newell             0                _                   _                 _            _               _
Terence Burt          10,000             2.9%               $3.38           2/13/07      $91,461        $165,000
Stephen McDonnell      7,500             2.2%               $3.38           2/13/07      $68,550        $124,200
                       2,500             0.7%               $8.75          11/24/07      $ 9,425        $ 27,975


(1)  Based on aggregate of 334,500 options which were granted during fiscal
     1998.

(2)  All options were granted at fair market value on the date of grant.

(3) All options have a fixed term of ten years and vest in full over 30 months from the date of grant.

(4)  Potential gains are reported net of the option exercise price, but before
     taxes associated with exercise.   These amounts represent certain assumed
     rates of appreciation only in the price of the Company's Common Stock during the terms of the options in accordance with rates specified in applicable federal securities regulations. Actual gains on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved. The Company's Common Stock price, as reported by the Nasdaq National Market on January 30, 1998, was $7.69 per share.

     On March 24, 1998, subject to stockholder approval to amend the Company's 1996 Equity Incentive Plan, 40,000 options were granted to each of Messrs. Doshi, Ellis, Newell and Burt and 6,000 options were granted to Mr. Kleinman, each at an exercise price of $8.75, equal to the fair market value of the Common Stock on the date of grant. In addition, on March 24, 1998, Mr. McDonnell received 5,000 options at an exercise price of $8.75.

     The following table sets forth at January 31, 1998 the number of securities underlying unexercised options and the value of unexercised options held by each of the executive officers named in the Summary Compensation Table. No options were exercised in the fiscal year ended January 31, 1998.

                                   Number of Securities          Value of Unexercised
                                  Underlying Unexercised             In-the-Money
                                   Options at Year End           Options at Year End(1)
                              -----------------------------      ----------------------
     Name                     Exercisable     Unexercisable
     ----                     -----------     -------------
Anil Doshi                      270,000               --                $876,300

Mark Ellis                      270,000               --                 876,300

Kenneth Newell                  200,000               --                 628,200

Terence Burt                    168,333            6,667                 553,900

Stephen McDonnell                27,667            9,333                  93,766


----------------------

(1) Computed based upon the difference between the stock option exercise price and the closing price of the Company's Common Stock on January 31, 1998 ($7.69).

EMPLOYMENT ARRANGEMENTS

          The Company has entered into employment agreements with Messrs. Doshi and Ellis effective as of November 1, 1995. These agreements are terminable at any time after an initial term of three years on one year's notice. Under such agreements, Messrs. Doshi and Ellis are entitled to base annual salaries of L156,250 ($256,000) and L137,000 ($225,000), respectively, plus pension contributions not to exceed 7% of such base salaries. Prior to the execution of such employment agreements, neither Messrs. Doshi nor Ellis had received salary compensation for services performed for the Company and its affiliates.

          Messrs. Newell and Burt entered into employment agreements with the Company at salaries as of February 1998 of L118,750 ($195,000) each.

          No other executive officer is currently party to an employment agreement with the Company. As appropriate, other employment contracts may be entered into with other key executives.

STOCK OPTIONS AND BENEFIT PLANS

          In September and November 1994 the Company issued a total of 1,260,875 options to management, employees and consultants, exercisable for five years at an exercise price of $4.00 per share.

          In August and November 1995 the Company issued a total of 725,463 options to management, employees and consultants, exercisable for five years at an exercise price of $5.00 per share. Of the options granted, 120,000, 120,000, 60,000, 20,000, 109,300 and 98,050 options were granted to Messrs. Doshi, Ellis, Kleinman, Ross, Newell and Burt, respectively.

          The Company maintains contributory, non-defined pension plans for the benefit of Messrs. Doshi and Ellis to which it makes contributions of approximately $54,000 (L32,000) per annum. The

Company also maintains contributory, non-defined pension plans for the benefit of Messrs. Newell and Burt to which it makes contributions of approximately $15,000 (L9,000) per annum.

          In May 1996, the Company adopted the 4Front Technologies, Inc. 1996 Equity Incentive Plan, formerly the 4Front Software International, Inc. 1996 Equity Incentive Plan (the "Plan"). The Plan provides for the issuance of incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified stock options ("NQSOs") to purchase an aggregate of up to 400,000 shares of the Common Stock of the Company. The Plan permits the granting of options to officers, employees, directors and consultants of the Company. The Plan was approved by stockholders on February 5, 1997 and pursuant to the Plan a total of 247,000 options, exercisable between $3 3/8 and $5 3/4 per share, being at or above market value at time of grant, have been granted to employees and to two directors. In November 1997, a total of 87,500 options, exercisable at $8.75, being at or above market value at the time of grant, were granted to employees. In March 1998, the Board of Directors adopted amendments to the Plan, subject to stockholder approval, which would increase the number of options available for grant thereunder to 1,100,000, permit the granting of up to an aggregate of 200,000 options to directors and effect certain conforming changes. In addition, subject to stockholder approval of the amendments, the Board granted 40,000 options each to Messrs. Doshi, Ellis, Newell and Burt and 6,000 options each to Messrs. Kleinman, Ross and Murray, each at an exercise price of $8.75 per share, equal to the fair market value of the Common Stock on the date of grant.

          The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company and its subsidiaries and affiliates, by offering them an opportunity to participate in the Company's future performance through awards of stock options. The Plan is administered by the Compensation Committee. Under the Plan, stock options may be granted to certain directors, officers, employees, consultants, independent contractors and advisors of the Company or its subsidiaries or affiliates. By encouraging stock ownership, the Company seeks to attract, retain and motivate such persons and to encourage such employees and persons to devote their best efforts to the business and financial success of the Company. The Company also believes that stock incentive programs, such as the Plan, are commonly employed by companies as an important element of a total compensation program.

          Grants under the Plan may consist of ISOs or NQSOs or a combination thereof. Employees, officers, consultants, and certain directors and advisors of the Company and its subsidiaries and affiliates whom the Compensation Committee deems to have contributed significantly to the Company or who have the potential to contribute to the future success of the Company will be eligible to receive any of the different types of awards under the Plan. Directors who are not employees of the Company, consultants and advisors will be entitled to receive only NQSOs under the Plan.

          An optionee will not realize taxable income upon the grant of an option. In general, the holder of an NQSO (within the meaning of Section 422 of the Code) will realize ordinary income when the option is exercised equal to the excess of the value of the stock over the exercise price (i.e., the option spread), and the Company receives a corresponding deduction, subject to the executive compensation deduction limitations of Section 162(m) of the Code. (If the optionee is subject to the six-month restrictions on sale of Common Stock under Section 16(b) of the Exchange Act, the optionee generally will recognize ordinary income on the date the restrictions lapse, unless an early income recognition election is made.) Upon a later sale of the stock, the optionee will realize gain or loss equal to the difference between the selling price and the value of the stock at the time the option was exercised.

     The holder of an ISO will not realize taxable income upon the exercise of the option (although the option spread is an item of tax preference income potentially subject to the alternative minimum tax). If the stock acquired upon exercise of the ISO is sold or otherwise disposed of within two years from the option grant date or within one year from the exercise date, then, in general, gain realized on the sale is treated as ordinary income to the extent of the option spread at the exercise date, and the Company receives a corresponding deduction, subject to the executive compensation deduction limitations of
Section 162(m) of the Code. Any remaining gain is treated as capital gain. If the stock is held for at least two years from the grant date and one year from the exercise date, then gain or loss realized upon the sale will be capital gain or loss and the Company will not be entitled to a deduction. A special basis adjustment is applied to reduce the gain for alternative minimum tax purposes.

     It is possible that all or a portion of the compensation realized under the Plan by certain executive officers will not be deductible by the Company by reason of the executive compensation deduction limitations of Section 162(m) of the Code. Accordingly, although the Company expects that the Compensation Committee will take into consideration the non-deductibility of compensation attributable to a particular award under the Plan, no assurance can be given that all or part of any such compensation will be deductible by the Company.

COMPENSATION OF DIRECTORS

          Messrs. Murray and Ross each receive compensation of $15,000 per year. In March 1998, their compensation was increased to $20,000 per year. No other director receives any compensation for services as a director.

                    COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

          The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

          The Compensation Committee of the Board of Directors currently consists of Messrs. Doshi, Ellis, Murray and Ross. The Compensation Committee administers the Company's executive compensation programs, monitors corporate performance and its relationship to compensation of executive officers, and makes appropriate recommendations concerning matters of executive compensation.

COMPENSATION PHILOSOPHY

          The Company believes that executive compensation should be closely related to increased stockholder value. One of the Company's strengths contributing to its successes is a strong management team. The compensation program is designed to enable the Company to attract, retain and reward capable employees who can contribute to the continued success of the Company, principally by linking compensation with the attainment of key business objectives. Equity participation and a strong alignment to stockholders' interests are key elements of the Company's compensation philosophy. Accordingly, the Company's executive compensation program is designed to provide competitive compensation, support the Company's strategic business goals and reflect the Company's performance.

          The compensation program reflects the following principles:

          -    Compensation should encourage increased stockholder value.

          - Compensation programs should support the short- and long-term strategic business goals and objectives of the Company.

          - Compensation programs should reflect and promote the Company's values and reward individuals for outstanding contributions toward business goals.

          - Compensation programs should enable the Company to attract and retain highly qualified professionals.

PAY MIX AND MEASUREMENT

          The Company's executive compensation is comprised of two components, base salary and incentives, each of which is intended to serve the overall compensation philosophy.

BASE SALARY

          The Company's salary levels are intended to be consistent with competitive pay practices and level of responsibility, with salary increases reflecting competitive trends, the overall financial performance and resources of the Company, general economic conditions as well as a number of factors relating to the particular individual, including the performance of the individual executive, and level of experience, ability and knowledge of the job.

INCENTIVES

          Incentives consist of stock options and, to a lesser extent, cash
awards.   The Committee strongly believes that the pay program should provide employees with an opportunity to increase their ownership and potentially gain financially from Company stock price increases. By this approach, the best interests of stockholders, executives and employees will be closely aligned. Therefore, executives and other employees are eligible to receive stock options, giving them the right to purchase shares of Common Stock of the Company at a specified price in the future. The grant of options is based primarily on a key employee's potential contribution to the Company's growth and profitability, based on the Committee's discretionary evaluation. Options are granted at the prevailing market value of the Company's Common Stock and will only have value if the Company's stock price increases. Generally, grants of options vest over a period of time and executives must be employed by the Company for such options to vest. The granting of cash awards is discretionary and is not dependent on any one factor.

CHIEF EXECUTIVE OFFICER COMPENSATION FOR THE FISCAL YEAR
ENDED JANUARY 31, 1998

          In November 1995, Mr. Doshi entered into an employment agreement with the Company which currently provides for an annual base salary of L156,250 ($256,000). Prior thereto, Mr. Doshi had not received compensation for services rendered to the Company.

          The employment arrangements with Mr. Doshi are deemed appropriate by the Compensation Committee considering the overall performance of the Company and Mr. Doshi.

TAX EFFECTS

          Changes made in 1993 to the Code impose certain limitations on the deductibility of executive compensation paid by public companies for taxable years beginning in or after 1994. In general, under the limitations, the Company will not be able to deduct annual compensation paid to certain executive officers in excess of $1,000,000 except to the extent that such compensation qualifies as "performance-based compensation" (or meets other exceptions not here relevant). Non-deductibility would result in additional tax cost to the Company. It is possible that at least some of the cash and equity-based compensation paid or payable to the Company's executive officers will not qualify for the "performance-based compensation" exclusion under the deduction limitation provisions of the Code. Nevertheless, the Committee anticipates that in making compensation decisions it will give consideration to the net cost to the Company (including, for this purpose, the potential limitation on deductibility of executive compensation).

          The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate business goals and stockholder value. The Committee believes its compensation practices are directly tied to stockholder returns and linked to the achievement of annual and longer-term financial and operational results of the Company on behalf of the Company's stockholders. In view of the Company's performance and achievement of goals and competitive conditions, the Compensation Committee believes that compensation levels during fiscal 1998 adequately reflect the Company's compensation goals and policies.

                                COMPENSATION COMMITTEE

                                   Anil Doshi
                                   Mark Ellis
                                   Brian Murray
                                   Arthur Keith Ross

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          The Compensation Committee currently consists of Messrs. Doshi, Ellis, Murray and Ross. Messrs. Doshi and Ellis abstain from votes on their compensation.

                              THE COMPANY'S PERFORMANCE

          The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                  [GRAPHIC OMITTED]


COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE
COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS

                                               FISCAL YEAR ENDING
                                -----------------------------------------------
COMPANY/INDEX/MARKET            3/21/1995    1/31/1996    1/31/1997   1/30/1998

4Front Technologs                  100.00       114.67        66.67      128.17

Computer Integrated Sys Design     100.00       146.19       168.65      203.12

NASDAQ Market Index                100.00       119.55       157.33      185.31

Russell 2000 Index                 100.00       122.76       146.03      172.39



SOURCE:   MEDIA GENERAL FINANCIAL SERVICES
          P.O. BOX 85333
          RICHMOND, VA  23293
          PHONE: 1-(800) 446-7922
          FAX:   1-(804) 649-6826

          The above Graph compares the performance of the Company from March 21, 1995, the date that the Company's Common Stock commenced trading publicly, through January 31, 1998, against the performance of the Nasdaq Market Index, the Russell 2000 Index and the SIC Code Index, an index comprised of approximately 130 computer companies, including the Company.


                          PROPOSAL NO. 2 - AMENDMENTS TO THE
                 4FRONT TECHNOLOGIES, INC. 1996 EQUITY INCENTIVE PLAN

          The Company's Board of Directors has unanimously approved amendments to the 4Front Technologies Inc. 1996 Equity Incentive Plan (the "Plan"), which would increase the number of options available for grant thereunder to 1,100,000, permit the granting of up to an aggregate of 200,000 options to directors of the Company and effect certain conforming changes. The primary features of the Plan, and the salient federal income tax consequences associated with options granted under the Plan, are summarized above under the heading "Stock Options and Benefit Plans." The full text of the Plan, as amended, is set forth in Exhibit 1 to this Proxy Statement and the following is qualified by reference thereto.

          As of July 27, 1998, options to purchase an aggregate of 509,590 shares were outstanding under the Plan (including 178,000 stock options granted in March 1998, subject to stockholder approval to amend the Plan). If the Proposal is adopted, the stock options that would be granted to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company are set forth below in the following table:

                         STOCK OPTIONS TO BE GRANTED IF THE
                       4FRONT TECHNOLOGIES, INC. 1996 EQUITY
                             INCENTIVE PLAN IS AMENDED


                               Exercise Price Per                Number
Name and Position                 Stock Option                 of Options
-----------------              ------------------              ----------

Anil Doshi
Chairman of the Board and CEO          (1)                       40,000

Mark Ellis
Vice Chairman of the Board
  and President                        (1)                       40,000

Kenneth Newell
Vice President for Corporate Affairs   (1)                       40,000

Terence Burt
Vice President and
  Chief Operating Officer              (1)                       40,000

                               Exercise Price Per                Number
Name and Position                 Stock Option                 of Options
-----------------              ------------------              ----------

Executive Group                        (1)                       160,000

Non-Executive Director Group           (1)                        18,000

Non-Executive Officer
Employee Group                         (1)                        98,440

-----------------

(1) The exercise price per stock option is $8.75, the closing price of the Company's Common Stock on March 24, 1998, the date of grant. The options are exercisable as follows: one-third exercisable 6 months after the date of grant, one-third exercisable 18 months after the date of grant and the balance exercisable 30 months after the date of grant.

          The Company's Board of Directors believes that the Plan has enhanced the Company's ability to attract, motivate and retain key personnel and thereby serves the best interests of the Company and its shareholders.

VOTE REQUIRED

          The affirmative vote of holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote, present or represented at the meeting, a quorum being present, is required for the adoption of this proposal. Broker non-votes with respect to this matter will be treated as neither a vote "for" or a vote "against" the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

          THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 2 - AMENDMENT TO 4FRONT TECHNOLOGIES, INC. 1996 EQUITY INCENTIVE PLAN" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.


                        RELATIONSHIP WITH INDEPENDENT AUDITORS

          KPMG have been the independent auditors for the Company since December 1995, and will serve in that capacity for the 1999 fiscal year. A representative of KPMG will be present at the Annual Meeting and will have an opportunity to make a statement if he desires to do so, and will respond to appropriate questions from stockholders.

                                STOCKHOLDER PROPOSALS

          All stockholder proposals which are intended to be presented at the 1999 Annual Meeting of Stockholders of the Company must be received by the Company no later than May 1, 1999 for inclusion in the Board of Directors' proxy statement and form of proxy relating to that meeting. In addition, proxies received in connection with the 1999 Annual Meeting of Stockholders will confer on the Company discretionary authority (i) to vote on any stockholder proposal which is received by the Company after July 21, 1999 and (ii) to vote on any stockholder proposal which is received by the Company on or before July 21, 1999 if the proxy statement includes advice on the nature of the matter and how the Company intends to exercise its discretion to vote on such matter.


                                    OTHER BUSINESS

          The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

          The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

                                   By Order of the Board of Directors


                                   Craig Kleinman
                                   SECRETARY


Dated:  September 4, 1998


     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 1998 WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: 4FRONT TECHNOLOGIES, INC., ATTENTION: CRAIG KLEINMAN, 5650 GREENWOOD PLAZA BOULEVARD, ENGLEWOOD, COLORADO 80111.

                                                                       EXHIBIT 1


     Below is the text of the Company's 1996 Equity Incentive Plan as proposed to be amended pursuant to Proposal No. 2. Proposed language to the 1996 Equity Incentive Plan is set forth in bold print and the language to be deleted is set forth in brackets.


                              4FRONT TECHNOLOGIES, INC.
                              1996 EQUITY INCENTIVE PLAN

     1.   PURPOSE

          The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company and its Subsidiaries and Affiliates, by offering them an opportunity to participate in the Company's future performance through awards of Options.[ The Plan shall be administered as two separate plans, one for the benefit of Participants who are not Directors of the Company, which plan shall be governed by the provisions of this Plan excepting Section
5.2 hereof, and one for the benefit of Participants who are Directors of the Company, which plan shall be governed by the provisions of this Plan, excepting
Section 5.1 hereof.]

          Capitalized terms not defined in the text are defined in Section 20.

     2.   SHARES SUBJECT TO THE PLAN

          2.1. NUMBER OF SHARES AVAILABLE. Subject to Sections 2.2 and 14, the total number of Shares reserved and available for grant and issuance pursuant to the Plan shall be [400,000] 1,100,000 Shares, provided, however, that the maximum number of Shares that may be issued under the Plan to members of the Board of Directors of the Company [is 10,000] WHO ARE NOT EMPLOYEES OF THE COMPANY IS UP TO 200,000 Shares. Subject to Sections 2.2 and 14, Shares reserved for issuance pursuant to Options granted under this Plan shall again be available for grant and issuance, in connection with future Options under the Plan, that: (a) are subject to issuance upon exercise of an Option, but cease to be subject to such Option for any reason other than exercise of such Option, or
(b) are subject to an Option that otherwise terminates without such Shares being issued and for which the participant did not receive any benefits of ownership.

          2.2. ADJUSTMENT OF SHARES. In the event that the number of outstanding shares of the Company's Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then: (a) the number of Shares reserved for issuance under the Plan, and (b) the Exercise Prices of and number of Shares subject to outstanding Options, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share shall not be issued, but shall either be paid in cash at Fair Market Value or shall be rounded up to the nearest Share, as determined by the Committee; and provided, further, that the Exercise Price of any Option may not be decreased to below the par value of the Shares.

     3.   ELIGIBILITY

          [3.1. Eligibility of Employees, Consultants and Independent Contractors.] ISOs (as defined in Section [5] 5.1 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Subsidiary of the Company. NQSOs (AS DEFINED IN SECTION 5 BELOW) may be granted to employees, DIRECTORS (SUBJECT TO SECTION 5.1 HEREOF), officers, consultants, independent contractors and advisers of the Company or any Subsidiary or Affiliate of the Company; provided, however, that such consultants, contractors and advisers render bona fide services not in connection with the offer and sale of securities in a capital [-]-raising transaction. A person may be granted both ISOs and NQSOs under the Plan.

[3.2. Eligibility of Directors. No Directors of the Company shall be eligible to be granted Options under this Plan, other than Brian Murray, who shall receive NQSOs for 10,000 Shares pursuant to Section 5.2 hereof.]

     4.   ADMINISTRATION

          4.1. COMMITTEE AUTHORITY. The Plan shall be administered by the Committee or the Board acting as the Committee. Subject to the purposes, terms and conditions of the Plan, and to the direction of the Board, the Committee shall have full power to implement and carry out the Plan, provided, however, that all grants of Options to Directors shall be effected strictly in accordance with the terms of Section [5.2] 5.1 hereof. Except as otherwise provided pursuant to [Sections 3.2 or] SECTION 5 hereof, the Committee shall have the authority to:

               (a) construe and interpret the Plan, any Option Agreement and any other agreement or document executed pursuant to the Plan;

               (b) prescribe, amend and rescind rules and regulations relating to the Plan:

               (c)  select persons to receive Options;

               (d)  determine the form and terms of Options;

               (e) determine the number of Shares or other consideration subject to Options;

               (f) determine whether Options will be granted singly, in combination or in tandem with, in replacement of, or as alternatives to, other Options under the Plan or any other incentive or compensation plan of the Company or any Subsidiary or Affiliate of the Company;

               (g)  grant waivers of Plan or Option conditions;

               (h) determine the vesting, exercisability and payment of Options and to accelerate the vesting and/or exercisability of Options, as provided herein;

               (i) correct[,] any defect, supply any omission, or reconcile any inconsistency in the Plan, any Option or any Option Agreement;

               (j)  determine whether an Option has been earned; and

               (k) make all other determinations necessary or advisable for the administration of the Plan.

          4.2. COMMITTEE DISCRETION. Any determination permitted to be made by the Committee under the Plan with respect to any Option shall be made in its sole discretion at the time of grant of the Option or, unless in contravention of any express term of the Plan or Option, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Option under the Plan.

          4.3. EXCHANGE ACT REQUIREMENTS. If two or more members of the Board are Outside Directors and Disinterested Persons, the Committee shall be comprised of at least two members of the Board, all of whom are Outside Directors and Disinterested Persons. It is the intent of the Company that the Plan and Options hereunder satisfy and be interpreted in a manner[,] that, in the case of Participants who are or may be Insiders, satisfies the applicable requirements of Rule 16b [-]-3 (or its successor) of the Exchange Act. If any provision of the Plan or of any Option would otherwise conflict with the intent expressed in this Section 4.3, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict.

     5.   GRANT AND EXERCISE OF OPTIONS

          5.1. GRANT OF OPTIONS [to Persons Other Than Directors]. Except as otherwise limited herein, the Committee may grant Options to eligible persons [who are not Directors of the Company] pursuant to this Section [5.1] 5 and shall determine whether such Options shall be Incentive Stock Options within the meaning of the Code ("ISOs") or Nonqualified Stock Options ("NQSOs")[,]. DIRECTORS WHO ARE NOT EMPLOYEES OF THE COMPANY MAY BE GRANTED OPTIONS FOR AN AGGREGATE OF UP TO 200,000 SHARES UPON APPROVAL OF THE PLAN BY THE BOARD OF DIRECTORS; PROVIDED, HOWEVER, THAT DIRECTORS WHO ARE NOT EMPLOYEES OF THE COMPANY MAY ONLY BE GRANTED NQSOS. THE COMMITTEE SHALL DETERMINE the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

               5.1.1. FORM OF OPTION GRANT. Each Option granted shall be evidenced by an Option Agreement, which shall expressly identify the Option as an ISO or NQSO[("Stock Option Agreement")], and be in such form and contain such provisions (which need not be the same for each Participant receiving an Option) as the Committee shall from time to time approve, and which shall comply with and be subject to the terms and conditions of the Plan. The Committee may in its discretion include in any NQSO granted under the Plan a condition that the Participant shall agree to remain in the employ of, and to render services to, the Company or any of its Subsidiaries for a period of time (specified in the agreement) following the date the NQSO is granted.

               5.1.2. DATE OF GRANT. The date of grant of an Option shall be the date on which the Committee makes the determination to grant such Option. The [Stock] Option Agreement and a copy of the Plan will be delivered to the Participant within a reasonable time after the granting of such Option.

               5.1.3. EXERCISE PERIOD. Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the [Stock] Option Agreement; provided, however:

               (a)  no Option shall be exercisable after the expiration of ten
          (10) years from the date the Option is granted;

               (b) subject to Sections 4.1(h) and [5.3] 5.2, no Option shall be exercisable less than six (6) months after the date of grant or prior to stockholder approval of the Plan[:];

               (c) Each Option granted under the Plan shall be exercisable only with respect to one [-]-third of the total number of Shares subject to such Option upon the expiration of six (6) months after the date of grant, with the balance being exercisable, one [-]-half upon the expiration of eighteen (18) months from the date of such grant, and one [-]-half upon the expiration of thirty (30) months from the date of such grant; and

               (d) no ISO granted to a person who directly or by attribution owns more than [Ten Percent] TEN PERCENT (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary of the Company ("Ten Percent Stockholder") shall be exercisable after the expiration of five (5) years from the date the Option is granted.

               5.1.4. EXERCISE PRICE. The Exercise Price shall be determined by the Committee when an Option is granted [and may be not less than 85% of the Fair Market Value of the Shares on the date of grant;], provided, however, that:

                    (i) the Exercise Price of an ISO OR AN NQSO shall be not less than 100% of the Fair Market Value of the Shares on the date of grant, and

                    (ii) the Exercise Price of any ISO granted to a Ten Percent
               Stockholder shall not be less than 110% of the Fair Market Value of the Shares on the date of grant.

Payment for the Shares purchased may be made in accordance with Section 6 of the Plan.

               5.1.5. METHOD OF EXERCISE. Options may be exercised only by delivery to the Company of a written stock option exercise [agreement (the "Exercise Agreement") in a form approved by the Committee (which need not be the same for each Participant receiving an Option pursuant to the Plan),] FORM stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and CONTAINING such representations and agreements regarding THE Participant's investment intent, access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise

Price for the number of Shares being purchased. AS A FURTHER CONDITION TO EXERCISE, THE PARTICIPANT MUST PAY OR MAKE ARRANGEMENTS SATISFACTORY TO THE COMPANY FOR PAYMENT OF ANY APPLICABLE WITHHOLDING TAXES.

               5.1.6. TERMINATION. Notwithstanding the exercise periods set forth in the [Stock] Option Agreement, exercise of an Option shall always be subject to the following:

               (a) If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant's Options, only to the extent that such Options would have been exercisable upon the Termination Date, no later than thirty (30) days after the Termination Date, but in any event, no later than the expiration date of the Options.

               (b) If the Participant is [terminated] TERMINATED because of death or Disability, then the Participant's Options which are [ISO's] ISOS may be exercised, only to the extent that such Options would have been exercisable by THE Participant on the Termination Date, and must be exercised by THE Participant (or THE Participant's legal representative or authorized assignee) no later than one hundred eighty (180) days after the Termination Date, but in any event no later than the expiration date of the Options.

               5.1.7. LIMITATIONS ON EXERCISE. The Committee may specify a reasonable minimum of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent A Participant from exercising the Option for the full number of Shares for which it is then exercisable.

               5.1.8. LIMITATIONS ON ISOS. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under the Plan or under any other incentive stock option plan of the Company or any Affiliate or Subsidiary of the Company) shall not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in such calendar year shall be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year shall be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of the Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be automatically incorporated herein and shall apply to any Options granted after the effective date of such amendment.

               5.1.9. MODIFICATION, EXTENSION OR RENEWAL. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted.[ Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with
Section 424(h) of the Code.] The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected, by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.1.4 [or

5.2.3] of the Plan for Options granted on the date the action is taken to reduce the Exercise Price; provided, further, that the Exercise Price shall not be reduced below the par value of the Shares.

          [5.1.10. No Disqualification. Notwithstanding any other provision in the Plan, no term of the Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under
Section 422 of the Code.

5.2. Grant of Options to Directors.

Notwithstanding the provisions of Section 5.1, the Computer shall not have discretion to grant Options, either as ISOs or NQSOs, to Directors of the Company, but instead, all such Options shall be granted pursuant to this Section 5.2.

5.2.1. Form of Option Grant. Section 5.1.1 shall apply to grants of Options to Directors.

5.2.2. Formula for Grant of Options to Directors. Options shall be granted to Directors on the following basis:

(a) Only Brian Murray shall be granted NQSOs for 10,000 shares upon approval of the Plan by the Board of Directors.

5.2.3. Exercise Period. Options granted under this Section 5.2 shall be exercisable within the times and upon the events determined by the committee as set forth in the Stock Option Agreement, provided, however:

(a) no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted;

(b) subject to Sections 4.1(h) and 5.3, no Option shall be exercisable less than six (6) months after the date of grant or prior to Stockholder approval of the Plan;

(c) each Option granted to Directors under the Plan shall be exercisable only with respect to one-third of the total number of Shares subject to such Option upon the expiration of six (6) months after the date of grant, with the balance being exercisable, one-half upon the expiration of eighteen (18) months from the date of such grant, and one-half upon the expiration of thirty (30) months from the date of such grant; and

(d) no ISO granted to a person who directly or by attribution owns more than Ten Percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company ("Ten Percent Stockholder") shall be exercisable after the expiration of five (5) years from the date the Option is granted.

5.2.4. Exercise Price. The Exercise Price for Director Options shall be as follows:

(a) the Exercise Price of an ISO shall be 100% of the Fair Market Value of the Shares on the date of grant, provided, however, that the Exercise Price of any ISO granted to a Ten Percent Stockholder shall be 110% of the Fair Market Value of the Shares on the date of grant;

(b) the Exercise Price of a NQSO shall be 100% of the Fair Market Value of the Shares on the date of grant; and

(c) payment for the Shares purchased may be made in accordance with Section 6 of the Plan.

5.2.5. Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement as provided under Section 5.1.5.

5.2.6. Termination. Section 5.1.6 hereof shall apply to grants of Options to Directors.

5.2.7. Limitations on ISOs. Section 5.1.8 hereof shall apply to Options granted to Directors.

5.2.8. No Disqualification. Section 5.1.10 shall apply to all ISOs granted to Directors hereunder.
5.3] 5.2. ACCELERATED VESTING.

               [5.3.1.] 5.2.1.     Notwithstanding [Sections] SECTION 5.1.3(b)
[and 5.2.2(b)], the Committee shall have the authority to accelerate the exercisability of Options granted pursuant to the terms of this Plan, provided however, that the acceleration of exercisability shall be conditioned upon inclusion in the Option [agreements] AGREEMENTS with Participants of such provisions and restrictions as are necessary to permit stock issued upon exercise of such Options to continue to qualify for the exception from Section 16(b) of the Securities Act as is provided under Rule [16(b)(3)(a)] 16B-3(a),
(b) and (c).

               [5.3.2] 5.2.2. Notwithstanding anything herein to the contrary, if a Change in Control of the Company occurs or if the Committee determines in its sole discretion that an Acceleration Event has occurred, then all Options shall become fully exercisable as of the date such Change in Control occurred or the Committee determines that an Acceleration Event has occurred, provided however, that the acceleration of exercisability shall be subject to the imposition of such restrictions on transferability of shares of Common Stock subject to such Options, as are necessary to permit stock issued upon exercise of such Options to continue to qualify for the exception from Section 16(b) of the Securities Act as is provided under Rule [16(b)(3)(a)] 16B-3(a), (b) and
(c).

     6.   PAYMENT FOR SHARE PURCHASES

          6.1. PAYMENT. Payment for Shares purchased pursuant to the Plan may be made in cash (by check) or, where expressly approved by the Committee and permitted by law [by]:

               (a) by cancellation of indebtedness of the Company to the Participant;

               (b)  by surrender of shares of the Company's Common Stock that
          (1) either [: (1)] have been owned by THE Participant for more than six (6) months and have been paid for within the meaning of Rule 144 of the Securities Act [;] or were obtained by THE Participant in the public market; and, (2) are clear of all liens, claims, encumbrances or security interests;

               (c) by waiver of compensation due or accrued to THE Participant for services rendered:

               (d) provided that a public market for the Company's stock exists and subject to the ability of the Participant to sell Shares in compliance with applicable securities laws;

                    (i) through a "same day sale" commitment from the Participant and a broker [-]-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased in order to pay the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

                    (ii) through a "margin" commitment from the Participant and an NASD Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

          (e)  by any combination of the foregoing.

          Notwithstanding the foregoing, the Exercise Price of an Option held by a [director] DIRECTOR who is not an employee shall be paid either (i) in cash; or (ii) pursuant to subsection (a) of this Section 6.1, or (iii) by any combination of the foregoing (i) and (ii).

     7[. WITHHOLDING TAXES

(a) Withholding Generally. Whenever Shares are to be issued in satisfaction of Options granted under the Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares.

8].  PRIVILEGES OF STOCK OWNERSHIP

               (a) VOTING AND DIVIDENDS. No Participant shall have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant shall be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares.

               (b) FINANCIAL STATEMENTS. The Company shall provide financial statements to each Participant annually during the period such Participant has Options outstanding, provided, however, that the Company shall not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

     [9.] 8.   TRANSFERABILITY

          Options granted under the Plan, and any interest therein, shall not be transferable or assignable by A Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with the specific Plan and Option Agreement provisions relating thereto. During the lifetime of the Participant, an Option shall be exercisable only by the Participant, and any elections with respect to an Option[,] may be made only by the Participant.

     [10.] 9.  CERTIFICATES

          All certificates for Shares or other securities delivered under the Plan shall be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the [SEC] SECURITIES AND EXCHANGE COMMISSION (THE "SEC") or any stock exchange or automated quotation system upon which the Shares may be listed.

     [11] 10.  EXCHANGE AND BUYOUT OF OPTIONS

          The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Options in exchange for the surrender and cancellation of any or all outstanding Options[(other than Options granted to Directors pursuant to Section 5.2)]. The Committee may at any time buy from a Participant an Option previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Committee and the Participant shall agree.

     [12] 11.  SECURITIES LAW AND OTHER REGULATORY COMPLIANCE

          An Option shall not be effective unless such Option is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed, as they are in effect on the date of grant of the Option and also on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

     [13] 12.  NO OBLIGATION TO EMPLOY

          Nothing in the Plan or any Option granted under the Plan shall confer [to] OR be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company, or any Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Subsidiary or Affiliate of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

     [14] 13.  CHANGES IN THE COMPANY'S CAPITAL STRUCTURE

          The existence of outstanding Options shall not affect in any way the right [of] OR power of the Company or its stockholders to make or authorize all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.

          If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of its Common Stock outstanding, without receiving compensation therefor in money, services or property, then (i) the number, class[,] and per share price of Shares subject to outstanding Options hereunder shall be appropriately adjusted in such a manner as to entitle a Participant to receive upon exercise thereof (and, if relevant, for the same aggregate cash consideration), the same total number and class of shares as such Participant would have received had such Participant exercised such Option in full immediately prior to such event; and (ii) the number and class of shares with respect to which Options may be granted under the Plan shall be adjusted by substituting for the total number of shares of Common Stock then reserved that number and class of shares of stock that would have been received by the owner of an equal number of outstanding shares of Common Stock as the result of the event requiring the adjustment.

          After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each holder of an outstanding Option shall, at no additional cost, be entitled to receive upon exercise of such Option (subject to any required action by stockholders of the Company) in[,] lieu of the number of Shares as to which such Option shall then be so exercisable, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of Common Stock equal to the number of shares as to which such Option shall be so exercised.

          If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all its assets to another corporation while unexercised Options remain outstanding under the Plan, (i) subject to the provisions of clause (ii) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding Option shall be entitled to receive upon exercise of such Option in lieu of shares of Common Stock, shares of such stock or other securities, cash or property as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation or sale; or (ii) all outstanding Options may be canceled by the Board as of the effective date of any such merger, consolidation, liquidation or sale provided that: (x) notice of such cancellation shall be given to each holder of an Option, and (y) each holder of an Option shall have the right to exercise such Option to the extent that the same is then exercisable or, if the Board shall have accelerated the time for exercise of all unexercised and unexpired Options, in full during the 30 [-]-day period preceding the effective date of such merger, consolidation, liquidation or sale.

          Except as expressly provided above, the issue by the Company of shares of stock of any class, securities convertible into shares of stock of any class, for cash, property or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number [of] OR price of Shares then subject to outstanding Options.

     [15] 14.  ADOPTION AND STOCKHOLDER APPROVAL

          The Plan shall become effective on the date that it is adopted by the Board (the "Effective Date"). The Company shall submit the Plan for approval by the stockholders of the Company at the next annual meeting of stockholders of the Company to obtain the advantages under NASD, [IRS, Securities and Exchange Commission] INTERNAL REVENUE CODE, SEC and other regulations that approval of stockholders may bestow, provided however, that Options granted under the Plan shall be conditioned upon stockholder approval of the Plan within one year of adoption by the Board.

     [16] 15.  TERM OF PLAN

          The Plan will terminate ten (10) years from the Effective Date.

     [17] 16.  AMENDMENT OR TERMINATION OF PLAN

          The Board may at any time terminate or amend the Plan in any respect, including without limitation amendment of any form of Option Agreement or instrument to be executed pursuant to the Plan; provided, however, that [:

(i)] the Board shall not, without the approval of the stockholders of the Company, amend the Plan in any manner that requires such stockholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans or pursuant to the Exchange Act or Rule 16b [-]-3 (or its successor), as amended, thereunder[; and].

     [(ii) the terms and conditions of any awards of Options to Directors and the category of persons eligible to be awarded such shares under the Plan shall not be amended more than once every six months, other than to comply with changes in the Code or ERISA, or the rules and regulations thereunder.

18] 17.   NONEXCLUSIVITY OF THE PLAN

          Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

     [19.] 18. GOVERNING LAW

          The Plan and all agreements, documents and instruments entered into pursuant to the Plan shall be governed by and construed in accordance with the internal laws of the State of [Colorado] DELAWARE, excluding that body of law pertaining to conflict of laws.

     [20.] 19. DEFINITIONS

          As used in the Plan, the following terms shall have the following meanings:

          "ACCELERATION EVENT" means but is not limited to, any Change of Control of the Company or other event determined in the discretion of the Committee.

          "AFFILIATE" means any corporation that directly, or indirectly through one or more intermediaries, controls or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

          "BOARD" means the Board of Directors of the Company.

          "CHANGE IN CONTROL" means the occurrence of any of the following events:

          (A) when the Company acquires actual knowledge that any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d [-]-3 of the Exchange Act) directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then [-]-outstanding securities[:];

          (B) upon the first purchase of Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company);

          (C) upon the approval by the Company's shareholders of: (i) a merger or consolidation of the Company with or into another corporation, which does not result in any capital reorganization or reclassification or other change in the Company's then [-]-outstanding shares of Common Stock[)], (ii) a sale or disposition of all or substantially all of the Company's assets, or (iii) a plan of liquidation or dissolution of the Company;

          (D) if during any period of two consecutive years, the individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new director is approved by a vote of at least two [-]-thirds of the directors then still in office who were directors at the beginning of the period; or

          (E) if the Board of Directors or any designated committee determines, in its sole discretion, that any person (such as that term is used in Sections 13(d) and 14(d) of the Exchange Act) directly or indirectly exercises a controlling influence over the management or policies of the Company.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMMITTEE" means the committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board.

          "COMPANY" means 4Front [Software International] TECHNOLOGIES, Inc., a corporation organized under the laws of the State of [Colorado] DELAWARE, or any successor corporation.

          "DISABILITY" means a disability, whether temporary or permanent, partial or total, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

          "DISINTERESTED PERSON" means a Director who has not, during the period that person is a member of the Committee and for one year prior to service as a member of the Committee, been granted Options pursuant to the Plan or any other plan of the Company, any Subsidiary or Affiliate of the [company] COMPANY, except in accordance with the requirements set forth in [rule] RULE 16b [-]-3(c)(2)(i) (and any successor regulation thereto) as promulgated by the SEC under Section 16(b) of the Exchange Act, as such rule is amended from time to time and as interpreted by the SEC.

          "EFFECTIVE DATE" MEANS THE DATE THE PLAN IS ADOPTED BY THE BOARD.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXERCISE PRICE" means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

          "FAIR MARKET VALUE" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

               (a) if such Common Stock is then quoted on the Nasdaq National Market System, its last reported sale price on the Nasdaq National Market or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;

               (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

               (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by the Wall Street Journal, for the over [-]-the [-]-counter market; or

               (d) if none of the foregoing is applicable, by the Board of Directors of the Company in good faith.

          "INSIDER" means an officer or director of the Company or other person whose transactions in the Company's Common Stock are subject to Section 16 of the Exchange Act.

          "OPTION" means an option to purchase Shares of Common Stock of the Company pursuant to Section 5.

          "OPTION AGREEMENT" means, with respect to each Option, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Option.

          "OUTSIDE DIRECTOR" means any outside director as defined in Section 162(m) of the Code and the regulations issued thereunder.

          "PARTICIPANT" means a person who receives an Option under the Plan.

          "PLAN" means this 4Front [Software International,] TECHNOLOGIES, Inc.[,] 1996 Equity Incentive Plan, as amended from time to time.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SHARES" means shares of the Company's Common Stock, [without] $.001 par value PER SHARE, reserved for issuance under the Plan, as adjusted pursuant to Sections 2 and 14, and any security issued in respect thereto or in replacement therefor.

          "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          "TERMINATION" or "TERMINATED" means, for purposes of the Plan with respect to a Participant, that the Participant has ceased to provide services as an employee, director, consultant, independent contractor or adviser[,] to the Company or a Subsidiary or Affiliate of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the Committee, provided[,] that such leave is for a period of not more than ninety (90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee shall have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "Termination Date").

                              4FRONT TECHNOLOGIES, INC.

                  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                       FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON OCTOBER 7, 1998

     Anil Doshi and Mark Ellis, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of Common Stock of 4Front Technologies, Inc. held of record by the undersigned on August 28, 1998, at the Annual Meeting of Stockholders to be held at 11:00 a.m. on Wednesday, October 7, 1998, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103 and any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED BELOW.

1.   Proposal - Election of Directors - Nominees are:

     Anil Doshi, Mark Ellis, Kenneth Newell, Terence Burt, Craig Kleinman, Brian
     V. Murray and Arthur Keith Ross.

          / / FOR all listed nominees (except do not vote for the nominee(s) whose name(s) appears(s) below):

          -------------------------------------------------------------------

          / /  WITHHOLD AUTHORITY to vote for the listed nominees.



2. Proposal No. 2 - Amendments to the Company's 1996 Equity Incentive Plan to increase the number of options available for grant thereunder to 1,100,000, permit the grant of additional options to directors and effect certain conforming changes.

               / /  FOR       / /  AGAINST        / /  ABSTAIN

     Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.


IMPORTANT: PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. EACH JOINT OWNER SHALL SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD GIVE FULL TITLE AS SUCH. IF SIGNOR IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.


                         DATED ____________________, 1998



                         ________________________________
                         SIGNATURE



                         ________________________________
                         SIGNATURE IF HELD JOINTLY

                         THE ABOVE-SIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT FURNISHED THEREWITH.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.